Exhibit 99.1

AMERICAN APPAREL REPORTS SECOND QUARTER 2009 FINANCIAL RESULTS

■	Second quarter net sales of $136.1 million, an increase of 2.3% from the second quarter of 2008

■	Second quarter diluted earnings per share of $0.06 vs. $0.10 prior year second quarter

■	2009 Guidance on income from operations reduced to a range of $25 to $30 million

LOS ANGELES, August 13, 2009 – American Apparel, Inc. (NYSE Amex: APP), a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel, today announced its financial results for the second quarter of 2009 and for the six month period ended June 30, 2009.

American Apparel reported net sales for the quarter ended June 30, 2009 of $136.1 million, a 2.3% increase over net sales of $133.0 million for the quarter ended June 30, 2008. Total retail sales increased 13.4% to $92.2 million from $81.3 million for the prior year second quarter, with comparable store sales for stores open at least 12 months decreasing 10% on a constant currency basis. American Apparel ended the second quarter of 2009 with 272 stores, having opened 8 stores in the quarter. The Company operated 195 stores at the end of the second quarter of 2008. Total wholesale sales declined to $35.5 million for the second quarter of 2009, as compared to $43.0 million for the second quarter of 2008, a decrease of 17.3%. Online consumer sales declined to $8.4 million from $8.7 million in the prior year second quarter, a decrease of 3.8%.

Gross profit for the second quarter of 2009 was 59.0% versus 58.6% for the prior year second quarter. Gross profit was favorably impacted by the shift in mix from wholesale to retail sales, as wholesale declined from 32.3% to 26.1% of total net sales. This benefit to gross profit from the mix shift was largely offset by the negative impact of the appreciation of the U.S. dollar versus foreign currencies relative to the second quarter of 2008, as well as lower utilization of the Company’s manufacturing facilities in light of lower than forecasted unit volume demand.

Operating expenses for the second quarter of 2009 increased to 53.6% of net sales, versus 46.9% for the second quarter of 2008. Operating expenses increased due to higher payroll, rent, occupancy, and depreciation expenses related to the increase in the number of retail stores in operation from 195 as of June 30, 2008 to 272 as of June 30, 2009. Pre-opening expenses for retail stores were $0.9 million in the second quarter of 2009, versus $2.3 million in the prior year second quarter.

Operating income for the second quarter of 2009 was $7.3 million, versus $15.6 million in the prior year second quarter. Operating margin for the second quarter of 2009 was 5.4%, versus 11.7% in the second quarter of 2008. The significant decline in operating income was largely due to the decline in comparable store sales, which led to a deleveraging effect on the Company’s fixed costs in its retail business, as well as the negative impact of the appreciation of the U.S. dollar versus foreign currencies on the reported results of the Company’s non-U.S. operations.

Interest expense for the second quarter of 2009 increased to $4.8 million from $3.7 million in the second quarter of 2008. The increase in interest expense was largely due to higher average net debt balances during the period, as well as a higher weighted average interest rate on outstanding borrowings by the Company, as compared to in the second quarter of 2008.

During the second quarter of 2009, the Company recognized foreign currency transaction gains of $2.8 million, due to timing differences of the settlement of intercompany balances related to shipments of merchandise from the Company’s U.S. manufacturing operations to its international subsidiaries. During the second quarter of 2008, the Company recognized foreign currency transaction losses of $0.5 million.

The Company’s income tax provision in the second quarter was $1.2 million, as compared to $3.7 million in the second quarter of 2008. The Company’s effective tax rate declined to 21.3%, compared to 35.2% in the second quarter of 2008.

Net income for the second quarter of 2009 was $4.5 million, or $0.06 per diluted common share. This compares to $6.8 million in net income, or $0.10 per diluted common share, for the second quarter of 2008.

Dov Charney, Chairman and Chief Executive Officer, stated: "Despite facing challenging conditions in the retail and wholesale apparel sectors, our business was able to turn a profit in the second quarter. Our team has been active in rationalizing our cost structure and operating more efficiently, as well as reinvigorating and repositioning the brand in our key metropolitan markets: New York, Los Angeles, Paris, and London. With each successive quarter, our brand is being introduced to new people in new cities, and the enthusiasm we see among consumers each time we open a new store we believe demonstrates the continuing strength of our brand. We believe that our business is well positioned for the long-term and that the Company will emerge from this consumer downturn with an enhanced ability to deliver on revenue and profitability targets.”

Outlook

As of August 13, 2009, American Apparel had opened 20 new store locations since the beginning of the year and closed 3 locations. The Company currently has 4 signed leases for new retail stores in its store pipeline. For the year, the Company still expects to open a total of 25 to 30 new stores.

With the Company’s business having tracked below plan in the second quarter, particularly in the back half of the quarter, and based on continuing challenging conditions, the Company now expects the following financial results for 2009: net sales in the range of $540 to $555 million, income from operations in the range of $25 to $30 million, and a net (loss) income in the range of ($1) to $4 million. These estimates are before any non-cash stock-based compensation expense from any equity awards that may be made to employees under the 2007 Performance Equity Plan.

Update on Restatement of Previously Issued Financial Statements and Filing of First Quarter 2009 Form 10-Q

On July 23, 2009, the Company announced that management and the Audit Committee of the Board of Directors determined that it would need to restate its previously issued consolidated financial statements for the year ended December 31, 2008 in order to reclassify its revolving credit facility as a current liability. The restatement resulted in $33.4 million of the revolving credit facility being reclassified from long-term debt to a current liability, but this restatement did not have any impact on the Company’s previously reported net cash flows, cash position, revenues, net income or comparable store sales.

Earlier today, American Apparel filed Amendment No. 1 to its Annual Report on Form 10-K/A for the year ended December 31, 2008, which gives effect to this restatement. The Company also filed today its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009. These filings bring the Company into compliance with Sections 134 and 1101 of the NYSE Amex LLC Company Guide and satisfy the requirements of the Company’s previously disclosed compliance plan. The Company currently expects to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, on or before Monday, August 17, 2009.

As a result of the lowered earnings guidance for 2009, the Company revised its 2009 projected annual effective income tax rate from 32.7% to 21.3%. This revision in estimate resulted in a decrease in the income tax benefit reported by the Company in its preliminary earnings release on May 18, 2009 from $4.4 million to the income tax benefit as presented in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed today, of $2.9 million. As a result, diluted loss per common share for the first quarter was ($0.15), as opposed to ($0.13) as reported in the preliminary earnings release. The application of the revised effective income tax rate estimate did not have any impact on the six month results ended June 30, 2009.

A conference call will be held today at 5:00 p.m. EDT to discuss the second quarter results. A live webcast of the conference call will be accessible through the company’s website under the investor relations section at http://investors.americanapparel.net.

Please refer to the table attached to this press release:

■
Table A presents a calculation and reconciliation of consolidated net income (loss) to unaudited Consolidated Adjusted EBITDA for American Apparel, Inc. and Subsidiaries for the three months ended June 30, 2009 and 2008 and for the six months ended June 30, 2009 and 2008.

About American Apparel

American Apparel is a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of July 31, 2009, American Apparel employed approximately 10,000 people and operated over 275 retail stores in 20 countries, including the United States, Canada, Mexico, Brazil, United Kingdom, Austria, Belgium, France, Germany, Ireland, Italy, the Netherlands, Spain, Sweden, Switzerland, Israel, Australia, Japan, South Korea, and China. American Apparel also operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers. In addition to its retail stores and wholesale operations, American Apparel operates an online retail e-commerce website at http://www.americanapparel.com.

Safe Harbor Statement

This press release may contain forward-looking statements which are based upon the current beliefs and expectations of our management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: changes in the level of consumer spending or preferences or demand for our products; increasing competition; our ability to hire and retain key personnel and our relationship with our employees; suitable store locations and our ability to attract customers to our stores; effectively carrying out and managing our growth strategy; failure to maintain the value and image of our brand and protect our intellectual property rights; declines in comparable store sales; seasonality; consequences of our significant indebtedness, including our ability to comply with our debt agreements, generate cash flow to service our debt; our ability to extend, renew or refinance our existing debt; costs of materials and labor; location of our facilities in the same geographic area; manufacturing, supply or distribution difficulties or disruptions; risks of financial nonperformance by customers; investigations, enforcement actions and litigation; compliance with or changes in laws and regulations; costs as a result of operating as a public company; material weaknesses in internal controls; interest rate and foreign currency risks; loss of U.S. import protections or changes in duties, tariffs and quotas and other risks associated with international business; our ability to upgrade our information technology infrastructure and other risks associated with the systems that operate our online retail operations; general economic and industry conditions, including worsening U.S. and foreign economic conditions and turmoil in the financial markets; and other risks detailed in our filings with the Securities and Exchange Commission, including our 2008 Annual Report on Form 10-K/A.  Our filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
NET SALES	$136,061	$132,971	$250,345	$244,605
COST OF SALES	55,847	55,015	104,735	105,670
GROSS PROFIT	80,214	77,956	145,610	138,935
OPERATING EXPENSES	72,910	62,328	142,206	118,942
INCOME FROM OPERATIONS	7,304	15,628	3,404	19,993
INTEREST AND OTHER (INCOME) EXPENSE
Interest expense	4,838	3,699	12,475	7,037
Foreign currency transaction (gain) loss	(2,770)	476	(840)	(2)
Other (income) expense	(431)	981	(486)	769
TOTAL INTEREST AND OTHER (INCOME) EXPENSE	1,637	5,156	11,149	7,804
INCOME (LOSS) BEFORE INCOME TAXES	5,667	10,472	(7,745)	12,189
INCOME TAX PROVISION (BENEFIT)	1,205	3,681	(1,648)	4,294
NET INCOME (LOSS)	$4,462	$6,791	$(6,097)	$7,895
Basic earnings (loss) per common share	$0.06	$0.10	$(0.09)	$0.12
Diluted earnings (loss) per common share	$0.06	$0.10	$(0.09)	$0.11
Weighted average basic common shares outstanding	71,034	70,709	71,019	68,447
Weighted average diluted common shares outstanding	79,897	70,709	71,019	70,101

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(unaudited)

	June 30, 2009		December 31, 2008
ASSETS
CURRENT ASSETS
Cash		$8,777	$11,368
Trade accounts receivable, net of allowances of $1,507 and $1,441 at June 30, 2009 and December 31, 2008, respectively		16,994	16,439
Prepaid expenses and other current assets		6,597	5,369
Inventories		159,269	148,154
Income taxes receivable		4,769	604
Deferred income taxes		2,667	3,550
Total current assets		199,073	185,484

PROPERTY AND EQUIPMENT, net		110,480	112,408
DEFERRED INCOME TAXES		10,383	10,522
OTHER ASSETS, NET		26,440	25,195
TOTAL ASSETS		$346,376	$333,609
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Cash overdraft	$		$2,413
Revolving credit facilities and current portion of long-term debt		51,220	34,318
Accounts payable		21,009	32,731
Accrued expenses		26,495	22,140
Income taxes payable		3,026	9,459
Current portion of capital lease obligations		2,119	2,616
Total current liabilities		103,869	103,677

LONG-TERM DEBT, net of amortization discount of $22,456 and none at June 30, 2009 and December 31, 2008, respectively		60,544	67,050
SUBORDINATED NOTES PAYABLE TO RELATED PARTY		4,169	3,292
CAPITAL LEASE OBLIGATIONS, net of current portion		1,253	1,986
DEFERRED RENT		19,910	16,011
OTHER LONG TERM LIABILITIES		6,252	5,181
TOTAL LIABILITIES		195,997	197,197
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $.0001 par value, authorized 1,000 shares; none issued		—	—
Common stock, $.0001 par value, authorized 120,000 shares; 72,467 issued and 71,034 outstanding at June 30, 2009 and 72,221 issued and 70,787 outstanding at December 31, 2008		7	7
Additional paid-in capital		150,449	131,252
Accumulated other comprehensive income		(1,836)	(2,703)
Retained earnings		11,803	17,900
Treasury stock, 1,433 shares at cost		(10,044)	(10,044)
TOTAL STOCKHOLDERS’ EQUITY		150,379	136,412
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$346,376	$333,609

AMERICAN APPAREL, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Amounts in thousands)
(unaudited)

The following table presents key financial information for the Company’s business segments before unallocated corporate expenses:

	Three Months Ended June 30, 2009
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$33,640	$45,109	$16,673	$40,639	$136,061
Gross profit	10,786	33,013	9,225	27,190	80,214
Income from operations	4,959	3,252	3,449	5,072	16,732
Depreciation and amortization	2,150	3,665	(564)	1,939	7,190
Capital expenditures	1,424	3,140	291	1,189	6,044

	Three Months Ended June 30, 2008
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$41,011	$39,039	$16,512	$36,409	$132,971
Gross profit	10,535	29,406	11,428	26,587	77,956
Income from operations	4,128	8,049	4,213	8,320	24,710
Depreciation and amortization	1,758	1,453	552	924	4,687
Capital expenditures	4,327	7,264	1,010	5,917	18,518

	Six Months Ended June 30, 2009
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$61,615	$84,355	$29,394	$74,981	$250,345
Gross profit	15,819	62,309	17,269	50,213	145,610
Income from operations	4,444	5,153	4,966	8,968	23,531
Depreciation and amortization	4,339	6,115	(70)	3,213	13,598
Capital expenditures	3,553	7,612	345	2,037	13,547

	Six Months Ended June 30, 2008
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$78,446	$72,163	$28,675	$65,321	$244,605
Gross profit	17,486	54,482	19,979	46,988	138,935
Income from operations	6,219	13,690	5,917	13,245	39,071
Depreciation and amortization	3,178	2,878	1,054	1,781	8,891
Capital expenditures	9,500	12,090	1,849	8,607	32,046

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Reconciliation to Income before Income Taxes
Consolidated income from operations of reportable segments	$16,732	$24,710	$23,531	$39,071
Unallocated corporate expenses	(9,428)	(9,082)	(20,127)	(19,078)
Interest expense	(4,838)	(3,699)	(12,475)	(7,037)
Other income (expense)	431	(981)	486	(769)
Foreign currency transaction gain (loss)	2,770	(476)	840	2
Consolidated Income Before Income Taxes	$5,667	$10,472	$(7,745)	$12,189

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net Sales by Class of Customer

U.S. Wholesale
Wholesale	$28,921	$35,599	$51,746	$67,182
Online consumer	4,719	5,412	9,869	11,264
Total	$33,640	$41,011	$61,615	$78,446

U.S Retail	$45,109	$39,039	$84,355	$72,163

Canada
Wholesale	$3,171	$3,448	$5,442	$6,177
Retail	13,140	12,679	23,225	21,713
Online consumer	362	385	727	785
Total	$16,673	$16,512	$29,394	$28,675

International
Wholesale	$3,427	$3,912	$6,182	$7,788
Retail	33,902	29,569	62,565	51,984
Online consumer	3,310	2,928	6,234	5,549
Total	$40,639	$36,409	$74,981	$65,321

Consolidated
Wholesale	$35,519	$42,958	$63,370	$81,147
Retail	92,151	81,287	170,145	145,860
Online consumer	8,391	8,726	16,830	17,598
Total	$136,061	$132,971	$250,345	$244,605

Table A
American Apparel, Inc. and Subsidiaries
Calculation and Reconciliation of Consolidated Adjusted EBITDA
(Amounts in thousands)
(unaudited)

In addition to its financial results prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), American Apparel considers non-GAAP measures of its performance. Adjusted EBITDA, as defined below, is an important supplemental financial measure of American Apparel’s performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA represents net income (loss) before income taxes, interest other expense, and depreciation and amortization. American Apparel’s management uses Adjusted EBITDA as a financial measure to assess the ability of its assets to generate cash sufficient to pay interest on its indebtedness, meet capital expenditure and working capital requirements, pay taxes, and otherwise meet its obligations as they become due. American Apparel’s management believes that the presentation of Adjusted EBITDA provides useful information regarding American Apparel’s results of operations because it assists in analyzing and benchmarking the performance and value of American Apparel’s business. American Apparel believes that Adjusted EBITDA is useful to stockholders as a measure of comparative operating performance, as it is less susceptible to variances in actual performance resulting from depreciation and amortization and more reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

Adjusted EBITDA is also used by American Apparel’s management for multiple purposes, including:

•	to calculate and support various leverage and coverage ratios for American Apparel’s lenders

•	to allow lenders to calculate total proceeds they are willing to loan to American Apparel based on its relative strength compared to its competitors

•
to more accurately compare American Apparel’s operating performance from period to period and company to company by eliminating differences caused by variations in capital structures (which affect relative interest expense), tax positions and amortization of intangibles.

In addition, Adjusted EBITDA is an important valuation tool used by potential investors when assessing the relative performance of American Apparel in comparison to other companies in the same industry. Although American Apparel uses Adjusted EBITDA as a financial measure to assess the performance of its business, there are material limitations to using a measure such as Adjusted EBITDA, including the difficulty associated with using it as the sole measure to compare the results of one company to another and the inability to analyze significant items that directly affect a company’s net income (loss) or operating income because it does not include certain material costs, such as interest and taxes, necessary to operate its business. In addition, American Apparel’s calculation of Adjusted EBITDA may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measures that are computed in accordance with GAAP. American Apparel’s management compensates for these limitations in considering Adjusted EBITDA in conjunction with its analysis of other GAAP financial measures, such as net income (loss).

Table A (cont.)
American Apparel, Inc. and Subsidiaries
Calculation and Reconciliation of Consolidated Adjusted EBITDA
(Amounts in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Net income (loss)	$4,462	$6,791	$(6,097)	$7,895
Income tax provision (benefit)	1,205	3,681	(1,648)	4,294
Interest expense and other income (expense), net	4,407	4,680	11,989	7,806
Depreciation and amortization	7,511	4,688	14,274	8,891
EBITDA	$17,585	$19,840	$18,518	$28,886
Foreign Currency transaction (gain) loss	(2,770)	476	(840)	(2)
Consolidated Adjusted EBITDA	$14,815	$20,316	$17,678	$28,884

Contact:
Joseph Teklits / Jean Fontana
Integrated Corporate Relations
(203) 682-8200

Adrian Kowalewski
Chief Financial Officer
American Apparel
(213) 488-0226